BYLAWS
OF
RECIPE KITS, INC.

A Nevada Corporation

ARTICLE I
OFFICES

SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal office of the Corporation is hereby fixed in the State of Nevada or at such other location as may be determined from time to time by the board of directors of the Corporation.

SECTION 2. OTHER OFFICES. Branch or subordinate offices may be established by the Board of Directors at such other places as may be desirable.

ARTICLE II
SHAREHOLDERS

SECTION 1. PLACE OF MEETING. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other location within or without the State of Nevada which may be designated by written consent of all persons entitled to vote thereat.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of Nevada Revised Statutes at any time by the Board, the Chairman of the Board, the President, or by the shareholders entitled to cast not less than twenty-five percent (25%) of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice-President or the Secretary, by any person or persons entitled to call a special meeting of shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote, that a special meeting will be held not less than thirty-five (35) nor more than sixty (60) days after the date of the notice.

SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election.

Notice of a shareholders' meeting shall be given either personally or by mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation in Clark County, Nevada. An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

SECTION 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented and voting at the meeting on any matter, shall be the act of the shareholders unless specifically required otherwise in the Charter or Articles of Incorporation. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the number of shares required as noted above to constitute a quorum. Notwithstanding the foregoing, (1) the sale, transfer and other disposition of substantially all of the corporation's properties and (2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of not less than two-thirds (2/3) of the corporation's issued and outstanding shares.

SECTION 6. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting.

SECTION 7. VOTING. The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

SECTION 8. RECORD DATE. The Board may fix in advance, a record date for the determination of the shareholders entitled to notice of a meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which notice is given. The record date for determining shareholders for any purpose other than as set in this Section 8 or Section 10 of this Article shall be at the close of the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

SECTION 9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10. ACTION WITHOUT MEETING. Any action which, under any provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to be taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written-consent is given.

SECTION 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary not less than five (5) days prior to the meeting.

SECTION 12. CONDUCT OF MEETING. The Chief Executive Officer shall preside as Chairman at all meetings of the shareholders, unless another Chairman is selected. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made by the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders without limiting the generality of the foregoing, the Chairman SHALL have all the powers usually vested in the chairman of a meeting of shareholders.

ARTICLE III
DIRECTORS

SECTION 1. POWERS. Subject to limitation of the Articles of Incorporation, of these bylaws, and of actions required to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following powers:

(a) To select and remove all of the officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service.

(b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best.

(c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best.

(d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefor.

SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be three (3) until changed by amendment of the Articles or by a bylaw duly adopted by approval of the outstanding shares amending this Section 2.

SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the directors are not elected the shareholders may elect a director or directors at any time to fill any vacancy or vacancies. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

SECTION 4. PLACE OF MEETING. Any meeting of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by the Board. In the absence of such designation meetings shall be held at the principal executive office of the corporation.

SECTION 5. REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of other business. Call and notice of such regular meeting is hereby dispensed with.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board for any purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or a majority of the directors.

Special meetings of the Board shall be held upon at least four (4) days written notice or forty-eight (48) hours notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice.

SECTION 7. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

SECTION 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

SECTION 9. WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting..

SECTION 10. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting being adjourned. If the meeting is adjourned for more than forty-eight (48) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

SECTION 11. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

SECTION 13. COMMITTEES. The board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a) The approval of any action which requires shareholders' approval or approval of the outstanding shares;

(b) The filling of vacancies on the Board or on any committees;

(c) The fixing of compensation of the directors for serving on the Board or on any committee;

(d) The amendment or repeal of bylaws or the adoption of new bylaws;

(e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable by a committee of the board;

(f) A distribution to the shareholders of the corporation;

(g) The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify.

The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

ARTICLE IV
OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be the Chief Executive Officer, a president, a secretary and a Chief Financial Officer/ treasurer. The corporation may also have, at the discretion of the Board, one or more vice-presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

SECTION 2. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

SECTION 3. SUBORDINATE OFFICERS. The Board may elect, and may empower the Chief Executive Officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board, or the Chief Executive Officer may from time to time direct.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of such resignation shall be necessary to make it effective.

SECTION 5. VACANCIES. A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

SECTION 6. CEO. The CEO shall be the chief executive officer and general manager of the corporation. The CEO shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board at all meetings of "the Board. The CEO has the general powers and duties of management usually vested in the chief executive officer and the general manager of a corporation and such other powers and duties as may be prescribed by the Board.

SECTION 7. PRESIDENT. In the absence or disability of the CEO, the President, shall perform all the duties of the CEO, and when so acting shall have all the powers of, and be subject to all the restrictions upon the CEO.

The President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the CEO or the Board.

SECTION 8. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive offices and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the bylaws of the corporation at the principal executive office of the corporation.

The Secretary shall keep, or cause to be kept, at the principal executive office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 9. TREASURER. The Treasurer is the Chief Financial Officer (CFO) of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and financial-transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the CEO and directors, whenever they request it, an account of all transactions as Treasurer and of the financial conditions of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 10. AGENTS. The CEO, President, the Secretary or Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the corporation to execute and deliver, and affix the seal of the corporation thereto, to bonds, undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke the power and authority given to him.

ARTICLE V
SHARES OF STOCK

SECTION 1. CERTIFICATE OF STOCK:

(a)The certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares of stock and shall be signed by (i) the Chairman of the Board or the President or a Vice President; and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the Corporate Seal.

(b)No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

SECTION 2. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

SECTION 3. TRANSFER OF SHARES.

(a) Transfers of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of the record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment of power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and accordingly shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VI
FISCAL YEAR

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be September 30, and may be changed be the Board of Directors from time to time, subject to applicable law.

ARTICLE VII
OTHER PROVISIONS

SECTION 1. DIVIDENDS. The Board may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions on which the corporation is then subject.

SECTION 2. INSPECTION OF BY-LAWS. The Corporation shall keep in its Principal executive Office the original or a copy of these bylaws as amended to date which shall be open to inspection to shareholders at all reasonable times during office hours. If the Principal Executive Office of the corporation is outside the State of Nevada and the Corporation has no principal business office in such State, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these bylaws as amended to date.

SECTION 3. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The CEO or any other officer or officers authorized by the Board or the CEO are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

ARTICLE VIII
INDEMNIFICATION

SECTION 1. INDEMNIFICATION GENERALLY. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including moneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article. Our board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person. Our board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

SECTION 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. Subject to the limitations of law, if any, the corporation shall indemnify any director, officer, employee and agent of the corporation who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that such person had reasonable cause to believe such person's conduct was unlawful.

SECTION 3. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. Subject to the limitations of law, if any, the Corporation shall indemnify any director, officer, employee and agent of the corporation who was or is threatened to be made a party to any threatened, pending or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonable incurred by such person in connection with the defense or settlement. No director or officer of our company shall be personally liable to our company or to any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or commission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts of omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of our company for acts or omissions prior to such repeal or modification.

SECTION 4. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the officer, director, employee or agent to repay such amount unless it shall be determined ultimately that the officer or director is entitled to be indemnified as authorized by this Article.

SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

ARTICLE IX
AMENDMENTS

These bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the Board; provided however that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a flexible Board or vice versa may only be adopted by the approval by an affirmative vote of not less than two-thirds of the corporation's issued and outstanding shares entitled to vote.